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EXHIBIT  23.1



Consent of Independent Auditors









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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995 of our report dated February 6, 1995, with respect to the consolidated financial statements and schedules of Provident Life and Accident Insurance Company of America included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




ERNST & YOUNG LLP



Chattanooga, Tennessee
August 21, 1995